Exhibit 99.2

CONTACTS:	Vernon L. Patterson	William C. Murschel
	Analyst	Media
	216.689.0520	216.828.7416
	Vernon_Patterson@KeyBank.com	William_C_Murschel@KeyBank.com

	INVESTOR	KEY MEDIA
	RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

KEYCORP TO RAISE APPROXIMATELY $1.5 BILLION IN

NEW EQUITY CAPITAL TO OFFSET TAX ACCOUNTING CHARGES AND

MAINTAIN STRONG CAPITAL RATIOS

CLEVELAND, June 12, 2008 – KeyCorp (NYSE: KEY) today announced a series of steps to preserve and enhance its capital strength in response to a previously announced ruling by a federal court in a dispute over tax treatment of a segment of its leveraged lease portfolio. Although the announced steps are being taken primarily to offset the accounting effects of the adverse court ruling, they will also help maintain the Company’s strong capital ratios and position it to better address both current economic conditions and future growth opportunities.

In the 2008 second quarter, KeyCorp will take an after-tax accounting charge to earnings and capital in the range of $1.1 billion to $1.2 billion for the leveraged lease tax litigation and all of KeyCorp’s other contested leveraged lease transactions.

To accommodate an accounting charge of this extent, the Board approved transactions that will allow KeyCorp to raise approximately $1.5 billion of additional equity capital, consisting of newly-issued KeyCorp common shares and non-cumulative perpetual convertible preferred stock. The net proceeds from the two offerings are intended to restore capital to strengthen KeyCorp’s balance sheet following the accounting charges, and will be used for general corporate purposes.

Finally, it is the Board’s current intention to reduce the dividend on KeyCorp’s common shares by 50 percent commencing with the third quarter 2008 dividend, to an annualized dividend of $0.75 per common share. The dividend reduction will result in Key retaining approximately $200 million of capital annually (pro forma, after giving effect to the anticipated capital raise).

“We are taking these actions to preserve and enhance our balance sheet strength,” said KeyCorp CEO Henry Meyer.

“If it had not been for the adverse court ruling on our tax treatment of a leveraged lease transaction, we probably would not have considered the capital raising actions,” Meyer continued. “But the ruling forced our hand and prompted the decision to build on our strength with a capital raise, one that we think not only is prudent in light of the economic climate, but also is an appropriate move as we look to the future of the enterprise.”

KeyCorp and its counsel are evaluating the prospects for appealing the court decision rendered on the leveraged lease transaction. KeyCorp continues to believe that the tax treatment it applied to its leveraged lease transactions complied with all applicable tax laws, regulations and judicial authorities in effect at the time and was consistent with industry practice.

Regardless of whether KeyCorp decides to appeal the trial court tax decision, management believes that the applicable accounting guidance requires KeyCorp to recalculate lease income recognized on its entire portfolio of contested leveraged leases – not just the single leveraged lease subject to the court decision. The related second quarter charge to earnings and capital in the range of $1.1 billion to $1.2 billion consists of two primary components: approximately $475 million is the after-tax interest cost on the taxes claimed on the contested leveraged leases and approximately $625 million to $725 million represents a non-cash accounting adjustment based on the revised cash flows of the leases. Management expects future earnings to increase over the remaining terms of the affected leases by approximately two-thirds of the non-cash accounting adjustment.

“The decision to reduce our dividend after 43 consecutive years of annual increases was made after great deliberation,” Meyer commented. “It was a record we were extremely proud of, but we must recognize the current economic realities as we manage our business for the future. We will continue to review our dividend policy each quarter and we look forward to a time when conditions may warrant a return to the precedents we set in past periods.”

With respect to the capital raise, KeyCorp announced that it has commenced concurrent offerings of common shares and non-cumulative perpetual convertible preferred stock, for an aggregate of $1.5 billion. The common share and non-cumulative perpetual convertible preferred stock offerings are being conducted as separate public offerings under the Securities Act of 1933, as amended, and are not contingent upon each other. KeyCorp also expects to grant the underwriters for these offerings an option to purchase additional common shares and/or non-cumulative perpetual convertible preferred stock in order to cover any over-allotments.

Citi is serving as the sole book-running manager for the offerings. KeyBanc Capital Markets Inc., UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated are serving as joint lead managers.

* * *

KeyCorp has filed a registration statement (including prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the relevant prospectus if you request it by contacting Citigroup Global Markets Inc., Attn: Prospectus Department, Brooklyn Army Terminal 140, 58th Street, 8th Floor, Brooklyn, New York 11220 or by calling toll-free (877) 858-5407 or by facsimile at (718) 765-6734.

About KeyCorp

Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $101 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. For more information, visit https://www.key.com/.

This news release contains forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) continued disruption in the fixed income markets; (4) adverse capital markets conditions; (5) changes in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (6) increased competitive pressure among financial services companies; (7) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (8) consummation of significant business combinations or divestitures; (9) operational or risk management failures due to technological or other factors; (10) changes in accounting or tax practices or requirements; (11) new legal obligations or liabilities or unfavorable resolution of litigation; (12) heightened regulatory practices, requirements or expectations; and (13) disruption in the economy and general business climate as a result of terrorist activities or military actions. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements. For further information regarding KeyCorp, please read KeyCorp’s reports that are filed with the Securities and Exchange Commission and are available at www.sec.gov.

# # # #

3